As filed with the Securities and Exchange Commission on August 2, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2007
METROMEDIA INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5706	58-0971455

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Tower Point Drive, Charlotte, NC	28227

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:           (704) 321-7380

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 31, 2007, Metromedia International Group, Inc. (the “Company” or “MIG”) (currently traded as: (PINK SHEETS: MTRM) — Common Stock and (PINK SHEETS: MTRMP) — Preferred Stock), the owner of interests in communications businesses in the country of Georgia, executed Amendment No. 5 to the License Agreement (the “Amendment”) between the Company and Metromedia Company (the “Licensor”) with an effective date as of July 1, 2007.
     Under the terms of the Amendment, the Company’s license to use the Licensor’s trade name and trademark “Metromedia” was extended until December 31, 2008, unless terminated earlier as provided therein.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d)    Exhibits:
10.1	Amendment No. 5 to License Agreement by and between Metromedia Company and Metromedia International Group, Inc. dated as of July 31, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROMEDIA INTERNATIONAL GROUP, INC.
By:	/S/ Natasha Alexeeva
	Name:	Natasha Alexeeva
	Title:	Vice President, General Counsel

Date: August 2, 2007
Charlotte, NC

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 5 to License Agreement by and between Metromedia Company and Metromedia International Group, Inc. dated as of July 31, 2007.